UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20548


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 20, 2006


                          RIDGEWOOD ENERGY P FUND, LLC
             (Exact name of registrant as specified on its charter)


           Delaware                    000-51926                 76-0774429
  (State of Incorporation)            (Commission               (IRS Employer
                                       File Number)               ID Number)


                   Registrant's address and telephone number:
                  1314 King Street, Wilmington, Delaware 19801
                                 (302) 888-7444


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02.  Non-reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review

     On October 20, 2006, Ridgewood Energy Corporation, the manager of Ridgewood Energy P Fund, LLC (the "Fund"), concluded that the Fund's financial statements as of and for the period from inception to December 31, 2005 (the "2005 Financial Statements") included in the Fund's Form 10 filed with the Securities and Exchange Commission on April 21, 2006 (the "Form 10") should no longer be relied upon and should be restated because of errors in such financial statements that have been detected by management of the Fund.

     Correction of the errors in the 2005 Financial Statements result from the following matters:

     The Fund estimates net loss as reported on the Fund's statement of operations and other comprehensive loss for the period ended December 31, 2005 was overstated by approximately $6.9 million. The Fund recorded approximately $7.0 million of advances to operators as dry hole costs. These amounts should have been reflected on the balance sheet as advances to operators as of December 31, 2005 with a corresponding decrease in dry hole costs. In addition, dry hole costs of $0.6 million incurred in 2005 were not recorded. These should have been recorded as dry hole costs on the income statement with a corresponding decrease in unproved properties. Also, the Fund recorded approximately $0.5 million of interest income on US treasury notes as gain on unrealized marketable securities in accumulated other comprehensive income which should have been recorded as interest income. Also, advances to operators of $17.0 million were erroneously recorded as unproved properties, which when corrected, results in a $17.0 million increase in advances to operators and a corresponding decrease in unproved properties. Finally, advances to operators of $0.9 million were erroneously recorded as due to operators, which when corrected, results in a $0.9 million increase in advances to operators and a corresponding decrease in due to operators.

     The above amounts represent management's estimates of the changes to the 2005 Financial Statements at this date and are subject to change based upon further investigation.

     Perelson Wiener LLP, the Fund's former independent registered public accounting firm, which provided the independent audit opinion relating to the 2005 Financial Statements, has been provided with a copy of this disclosure in advance of this filing.

     Management of the Fund has discussed with Deloitte & Touche LLP, the Fund's independent registered public accounting firm, the matters disclosed pursuant to
Item 4.02 (a) of Form 8-K.

     The Fund will file an amended Form 10 as soon as practicable.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                   RIDGEWOOD ENERGY P FUND, LLC

Date:  October 24, 2006            By:/s/ Kathleen P. McSherry
                                   ---------------------------
                                   Kathleen P. McSherry
                                   Senior Vice President and Chief Financial
                                   Officer